CERTIFICATE OF AMENDMENT
                       TO CERTIFICATE OF INCORPORATION OF
                           DR. PROTEIN.COM, INC. INC.,
                             a Delaware corporation

         Pursuant to the provisions of the Delaware General Corporation Law, Dr. Protein.com, Inc., a Delaware corporation, adopts the following amendment to its Certificate of Incorporation.

         1. The undersigned hereby certifies that on the 14th day of February, 2003, acting by written consent without a meeting, in accordance with the provisions of Section 242 of the Delaware General Corporation Law and Section 11 of Article II of the Bylaws of this Corporation, the Board of Directors approved, consented to, affirmed, and adopted the following resolution:

         BE IT RESOLVED, that the Secretary of the corporation is hereby ordered and directed to obtain at least a majority of the voting power of the outstanding stock of the corporation for the following purpose:

         To amend Article I of the corporation's Certificate of Incorporation to provide that the name of the corporation shall be changed from Dr. Protein.com, Inc. to Pacific Technology, Inc.


         2. Pursuant to the provisions of the Delaware General Corporation Law, at least a majority of Dr. Protein.com, Inc.'s shares entitled to vote, voted in favor of the adoption of the Amendment to Article I of the Certificate of Incorporation as follows:

         Article 1. The name of this corporation is Pacific Technology, Inc.

         In witness whereof, the undersigned being the President and Secretary of Dr. Protein.com, Inc., a Delaware corporation, hereunto affix their signatures this ___ day of __________, 2003.



                                       Dr. Protein.com, Inc.


                              By:
                                       --------------------------------------
                                       Michelle Mirrotto, President

                              By:
                                       --------------------------------------
                                       Michelle Mirrotto, Secretary